                                                                    EXHIBIT 99.2

                       Sigma Wireless Technologies Limited

                       Consolidated financial statements

                       YEAR ENDED 31 DECEMBER 2004

                       Registered number: 178926

Sigma Wireless Technologies Limited

Consolidated financial statements
as of and for the year ended December 31, 2004

Contents                                                                    Page
--------                                                                    ----
Independent auditors' report                                                  3
Consolidated profit and loss account                                          4
Statement of total recognised gains and losses                                5
Consolidated balance sheet                                                    6
Consolidated cashflow statement                                               7
Notes forming part of the consolidated financial statements                   8

Sigma Wireless Technologies Limited

Independent auditors' report on the consolidated financial statements to the directors of Sigma Wireless Technologies Limited

We have audited the accompanying consolidated financial statements of Sigma Wireless Technologies Limited and its subsidiary (together the "group") comprising the consolidated balance sheet as at 31 December 2004 and the related consolidated profit and loss account statement, consolidated statement of total recognized gains and losses, consolidated cash flow statement and the reconciliation of net cash flow to movement in net debt for the year ended 31 December 2004. These consolidated financial statements are the responsibility of the company's directors and management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in Ireland and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the group as of 31 December 2004 and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles in the Republic of Ireland.

The accompanying consolidated financial statements have been prepared assuming that the group will continue as a going concern. As noted in Note 1 to the consolidated financial statements, the group has incurred substantial retained losses of E4,709,280. This raises substantial doubt about the group's ability to continue as a going concern. Management's plans in regard to this matter are also set out in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Accounting principles generally accepted in the Republic of Ireland vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 29 to the consolidated financial statements.


/s/ KPMG

KPMG                                                           16 September 2005
Dublin, Ireland

Sigma Wireless Technologies Limited

Consolidated profit and loss statement

                                                                     YEAR ENDED
                                                                     31 DECEMBER
                                                              Note       2004
                                                              ----   -----------
                                                                          E
TURNOVER - CONTINUING OPERATIONS                                4     9,260,828
Cost of sales                                                        (6,960,294)
                                                                     ----------
GROSS PROFIT                                                          2,300,534
Other operating expenses                                        5    (2,562,324)
                                                                     ----------
OPERATING LOSS  - CONTINUING OPERATIONS                                (261,790)
Interest expense and similar charges                            6       (90,071)
                                                                     ----------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION                            (351,861)
Tax on loss on ordinary activities                              9        (7,367)
                                                                     ----------
LOSS FOR THE FINANCIAL YEAR                                            (359,228)
Finance cost of non-equity shares                              17       (55,773)
                                                                     ----------
RETAINED LOSS FOR THE FINANCIAL YEAR
ATTRIBUTABLE TO EQUITY SHAREHOLDERS                                    (415,001)

Profit and loss account at beginning of year                         (4,349,526)
Deferral of finance cost of non-equity shares                  17        55,773
Foreign exchange translation difference                                    (526)
                                                                     ----------
PROFIT AND LOSS ACCOUNT AT END OF YEAR                               (4,709,280)
                                                                     ==========

The accompanying notes on pages 8 to 30 are an integral part of the consolidated financial statements.


/s/ Joseph Moore                        /s/ Damian Guerin
-------------------------------------   ----------------------------------------
Joseph Moore                            Damian Guerin
Director                                Director

Sigma Wireless Technologies Limited

Statement of total recognised gains and losses

                                                                     YEAR ENDED
                                                                     31 DECEMBER
                                                              Note       2004
                                                              ----   -----------
                                                                          E
LOSS FOR THE FINANCIAL YEAR                                           (359,228)
Currency translation adjustment                                           (526)
                                                                      --------
TOTAL RECOGNISED GAINS AND LOSSES FOR THE YEAR                        (359,754)
                                                                      ========

The accompanying notes on pages 8 to 30 are an integral part of the consolidated financial statements.

Sigma Wireless Technologies Limited

Consolidated balance sheet

                                                                   AT
                                                               31 DECEMBER
                                                 Note             2004
                                                 ----   -----------------------
                                                             E            E
FIXED ASSETS
Intangible assets                                 10                    195,000
Tangible assets                                   11                  4,053,455
                                                                     ----------
                                                                      4,248,455

CURRENT ASSETS
Stocks                                            12     2,265,162
Debtors                                           13     2,676,293
Cash at bank and in hand                                    14,118
                                                        ----------
                                                                      4,955,573
                                                                     ----------
TOTAL ASSETS                                                          9,204,028
                                                                     ==========

CAPITAL AND RESERVES
Share capital                                     18                  1,478,678
Share premium account                             19                  1,494,545
Revaluation reserve                               20                  1,786,073
Profit and loss account                                              (4,709,280)
                                                                     ----------

SHAREHOLDERS' FUNDS
   Equity                                               (1,328,130)
   Non-equity                                            1,378,146       50,016
                                                        ----------

CREDITORS: amounts falling due within one year    14                  4,578,438

CREDITORS: amounts falling due after one year     15                  4,575,574
                                                                     ----------
TOTAL LIABILITIES                                                     9,204,028
                                                                     ==========

The accompanying notes on pages 8 to 30 are an integral part of the consolidated financial statements


/s/ Joseph Moore                        /s/ Damian Guerin
-------------------------------------   ----------------------------------------
Joseph Moore                            Damian Guerin
Director                                Director

Sigma Wireless Technologies Limited

Consolidated cashflow statement

                                                                     YEAR ENDED
                                                                     31 DECEMBER
                                                             Notes       2004
                                                             -----   -----------
                                                                          E
NET CASH OUTFLOW FROM OPERATING ACTIVITIES                     24    (2,082,428)
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE                25       (90,071)
TAXATION                                                                (10,913)
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT                   25      (322,030)
                                                                     ----------
Cash outflow before use of liquid resources and financing            (2,505,442)

FINANCING - Issue of shares                                             492,183
          - Increase in net debt                                      1,967,151
                                                                     ----------
Movement in cash and cash equivalents                                   (46,108)
                                                                     ----------
Reconciliation of net cash flow to movement in net debt (note 26)

Movement in cash and cash equivalents                                   (46,108)
Cash inflow from increase in debt                                    (1,967,151)
                                                                     ----------
Change in net debt arising from cash flows                           (2,013,259)

New finance leases                                                      (44,700)
                                                                     ----------
Movement in net debt in the year                                     (2,057,959)
                                                                     ----------
Net debt at 31 December 2003                                           (992,927)
                                                                     ----------
NET DEBT AT 31 DECEMBER 2004                                         (3,050,886)
                                                                     ==========

The accompanying notes on pages 8 to 30 are an integral part of the consolidated financial statements

Sigma Wireless Technologies Limited

Notes

forming part of the consolidated financial statements

1    DESCRIPTION OF BUSINESS AND BASIS OF PREPARATION

     The group, which consists of Sigma Wireless Technologies Limited and its wholly owned subsidiary Sigma Wireless (UK) Limited is engaged in antenna design and manufacture. The group manufactures a comprehensive line of base station, mobile, vehicle and inbuilding antennas.

     At 31 December 2004, the company's ultimate parent undertaking was BMS Holdings Limited, a company incorporated in Jersey. BMS Holdings Limited does not prepare consolidated financial statements. The largest and smallest group into which the company's results were consolidated is that headed by Sigma Communications Group Limited and Subsidiaries. The consolidated financial statements of Sigma Communications Group Limited and subsidiaries are available for public inspection at the Companies Registration Office, Parnell House, 14 Parnell Square, Dublin 1.

     At 31 December 2004, 24.7% of the voting shares were held by investors who did not participate in decisions regarding the management and direction of the company. The remaining 75.3% of the voting shares were held by Sigma Communications Group Limited and company executives. On this basis Sigma Communications Group Limited was deemed to have a controlling interest in the company.

     On 4 July 2005, PCTEL INC acquired all of the outstanding share capital of Sigma Wireless Technologies Limited, pursuant to a Share Acquisition Agreement. The total purchase price was E23.4m (approximately US$28.4m). Of this amount, E19.5m (approximately US$23.4m) was paid in cash at the close of the transaction. Approximately E5.1m of the closing payment was immediately used to discharge outstanding Sigma indebtedness including related party indebtedness, bank indebtedness, other third party liabilities and retire outstanding preferred shares. The remaining E14.4m was paid to the selling shareholders of Sigma. The balance of the purchase price related to the acquisition of pension liabilities and the cost of completing the transaction.

     The consolidated financial statements included herein may not necessarily be indicative of the results of operations, financial position and cash flows of the group in the future or had it operated as a separate independent group during the year. The consolidated financial statements included herein do not reflect any changes that may occur in the financing of operations of the group as a result of the acquisition.

     The consolidated financial statements have been prepared solely for the purpose of inclusion in the Securities and Exchange Commission, Form 8-K/A filing for PCTEL INC. They have been prepared under the historical cost convention in accordance with applicable accounting standards in the Republic of Ireland.

     Accounting principles generally accepted in the Republic of Ireland vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 27 to the consolidated financial statements.

     The group has incurred substantial retained losses of E4,709,280. The directors have reviewed, in the context of the group's going concern position, the results for the year ended 31 December 2004, the continuing future availability of adequate financial resources from shareholders and the projected performance for a period of one year from the date of approval of the financial statements.

Sigma Wireless Technologies Limited

     The directors are satisfied the group has adequate resources to continue in operational existence for the foreseeable future and, for this reason, they continue to adopt the going concern basis in preparing the financial statements.

2    ACCOUNTING POLICIES

     The following accounting policies have been applied consistently throughout the year and preceding year, in dealing with items, which are considered material in relation to the company's consolidated financial statements.

     CONSOLIDATION

     The consolidated financial statements include the financial statements of the Company and its subsidiary as of and for the year ended 31 December 2004.

     TURNOVER

     Turnover represents the fair value of goods, excluding value added tax, collected by third party customers in the accounting period. Goods are deemed to have been sold to customers, when the customer has access to the significant benefits inherent in the goods and exposure to the risks inherent in those benefits.

     INTANGIBLE FIXED ASSETS

     Development expenditure is written off in the year of expenditure other than a certain amount of development expenditure incurred on specific projects which is carried forward when its recoverability can be foreseen with reasonable assurance, and amortised in relation to the sales from such projects. The directors consider that this treatment results in proper matching of costs and revenue.

     TANGIBLE FIXED ASSETS AND DEPRECIATION

     Previously, the group availed of the transitional provisions of FRS15, Tangible Fixed Assets, in continuing to carry certain items of land and buildings at their previously revalued amounts, which were not updated for subsequent changes in value, except for subsequent additions, disposals, depreciation and impairment, if any. In the prior year the company changed its accounting policy with respect to land and buildings.

     Land and buildings, other than those held on short term leases, are carried at their current value, being the lower of their depreciated replacement cost and their recoverable amount, at the balance sheet date.

     Revaluation gains arising in a year are recognized in the statement of total recognized gains and losses except to the extent that they reverse revaluation losses that were previously charged to the profit and loss account. Revaluation losses which represent a clear consumption of economic benefit inherent in the asset are recognized in the profit and loss account. Other revaluation losses are recognized;

     - in the statement of total recognized gains and losses until the carrying amount reaches its depreciated historical cost; and

     - thereafter, in the profit and loss account unless it can be demonstrated that the recoverable amount of the asset is greater than its revalued amount, in which case the loss is recognized in the statement of total recognized gains and losses to the extent that the recoverable amount of the asset is greater than its revalued amount.

     All other tangible fixed assets are stated at historical cost less accumulated depreciation.

Sigma Wireless Technologies Limited

     No depreciation is provided on freehold land. The charge for depreciation is calculated to write down the cost or current value of tangible fixed assets to their estimated residual values by equal annual instalments over their expected useful lives which are as follows:

     Freehold buildings    -   50 years
     Plant and machinery   -   5 to 20 years
     Test Equipment        -   5 to 10 years
     Motor Vehicles        -   3 to 5 years
     Office Equipment      -   5 to 10 years
     Computer Equipment    -   3 to 5 years

     Provision is also made for any impairments of tangible fixed assets below their carrying amounts.

     REVALUATION RESERVE

     Surpluses arising on the revaluation of tangible fixed assets are credited to the revaluation reserve. Deficits are debited to the profit and loss account. On the disposal of a revalued fixed asset, any remaining revaluation surplus corresponding to that asset is transferred to the profit and loss account.

     FINANCIAL FIXED ASSETS

     Financial fixed assets are included at cost less provision for any permanent diminution in value. Income from financial assets, together with any related tax credit, is recognized in the profit and loss account in the year in which it is earned.

     STOCKS

     Stocks are stated at the lower of cost and net realisable value.

     Cost incurred in bringing each product to its present location and condition is based on:

     Raw materials                         -   purchase cost on a first in,
                                               first out basis, including
                                               transportation costs.

     Work in progress and finished goods   -   cost of direct materials and
                                               labour plus the attributable
                                               proportion of manufacturing
                                               overheads based on normal levels
                                               of activity.

     Net realisable value is based on estimated normal selling price less further costs expected to be incurred to completion and disposal. Provision is made for obsolete, slow moving or defective items, where appropriate.

     FOREIGN CURRENCIES

     The functional currency of the group is the Euro. The results and cash flows of the non-Euro subsidiary undertaking are translated into Euro using the average exchange rate and the related balance sheets have been translated at the rates of exchange ruling at the balance sheet date. Exchange rate differences arising on translation of the results of the non Euro subsidiary undertaking and on the restatement of opening net assets are dealt with through retained profit.

     Trading activities denominated in foreign currencies are recorded in Euro at rates approximating to actual exchange rates as of the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are reported at the rates of exchange prevailing at the balance sheet date. Any resulting gain or loss arising from a change in exchange rates subsequent to the date of the transaction is reported as an exchange gain or loss in the profit and loss account.

Sigma Wireless Technologies Limited

     TAXATION

     Corporation tax, including Irish corporation tax and foreign tax, is provided on taxable profits, at amounts expected to be paid (or recovered) using the tax rates and laws that have been enacted or substantially enacted by the balance sheet date.

     Deferred tax is recognized in respect of all timing differences that have originated but not reversed at the balance sheet date. Provision for deferred tax is made at the rates expected to apply when the timing differences reverse. Timing differences are differences between the company's taxable profits and its results as stated in the financial statements that arise from the inclusion of gains and losses in taxable profits in periods different from those in which they are recognized in the financial statements.

     A net deferred tax asset is regarded as recoverable and therefore recognized only when, on the basis of all available evidence, it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

     Deferred tax is not recognized when a fixed asset is revalued unless by the balance sheet date there is a binding agreement to sell the revalued asset and the gain or loss expected to arise on sale has been recognized in the financial statements. Neither is deferred tax recognized when a fixed asset is sold and it is more likely than not that the taxable gain will be rolled over, being charged to tax only if and when the replacement assets are sold. Any such deferred tax not provided is disclosed in the financial statements.

     PENSION COSTS

     The company has continued to account for pensions in accordance with the accounting standard SSAP 24.

     Pensions for employees, including certain executive directors, are funded through an external pension scheme in the name of Sigma Communications Group Limited. The scheme is vested in independent trustees for the sole benefit of employees and their dependants. The group pays an annual contribution on behalf of its employees to the Sigma Communication Group Limited pension scheme. The contribution is based on an actuarial assessment of that scheme.

     The cost of providing pensions to employees is charged to the profit and loss account on a systematic basis over the service lives of those employees. Pension costs are determined by an actuary by reference to a funding plan and funding assumptions. The regular pension cost is expressed as a substantially level proportion of current and expected future pensionable payroll. Variations from regular cost are spread over the remaining service lives of the current employees. To the extent that the pension cost is different from the cash contributions to the pension scheme, a provision or prepayment is recognized in the balance sheet.

     Under Irish GAAP, FRS 17 'Retirement Benefits' is only applicable for accounting periods beginning on or after 1 January 2005. Accordingly, there is no requirement at 31 December 2004 to include pension scheme surpluses or deficits on the balance sheet.

Sigma Wireless Technologies Limited

     LEASED ASSETS

     Assets acquired under finance leases, where the group bears substantially all the risks and rewards of ownership, are included in the balance sheet as tangible fixed assets and depreciated in accordance with the accounting policy for tangible fixed assets. Future lease rentals payable, net of future finance charges, are shown as obligations under finance leases within creditors. Finance charges are expensed to the profit and loss account over the primary period of the lease in proportion to the outstanding lease obligation.

     Payments in respect of operating leases are charged to the profit and loss account as incurred.

3    NOTES OF HISTORICAL COST PROFITS AND LOSSES

                                                                      YEAR ENDED
                                                                     31 DECEMBER
                                                                         2004
                                                                     -----------
                                                                          E
     REPORTED LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION             (359,228)

     Difference between historical cost depreciation charge and the actual depreciation charge for the year calculated on
     the revalued amount                                                17,692
                                                                      --------
     HISTORICAL LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION           (341,536)
                                                                      ========
     HISTORICAL COST LOSS FOR THE YEAR RETAINED AFTER
     TAXATION AND DIVIDENDS                                           (348,903)
                                                                      ========

4    TURNOVER

     The turnover of the company arises from the production and sale of antennas and related products and power supplies. The analysis of turnover by geographical area is as follows:

                                                                      YEAR ENDED
                                                                     31 DECEMBER
                                                                         2004
                                                                     -----------
                                                                          E
     Ireland                                                            334,146
     Europe                                                           8,598,191
     Rest of the world                                                  328,491
                                                                      ---------
                                                                      9,260,828
                                                                      =========

Sigma Wireless Technologies Limited

5    OTHER OPERATING EXPENSES

                                                                      YEAR ENDED
                                                                     31 DECEMBER
                                                                         2004
                                                                     -----------
                                                                          E
     Distribution costs                                               1,209,720
     Administrative expenses                                            912,712
     Other operating expenses                                           439,892
                                                                      ---------
                                                                      2,562,324
                                                                      =========

6    INTEREST EXPENSE AND SIMILAR CHARGES

                                                                      YEAR ENDED
                                                                     31 DECEMBER
                                                                         2004
                                                                     -----------
                                                                          E
     Interest expense on bank loans, overdrafts and other loans
        repayable within five years                                     85,128
     Finance lease interest payable in respect of finance leases
        and hire purchase contracts                                      4,176
     Interest on late payment of tax                                       767
                                                                        ------
                                                                        90,071
                                                                        ======

7    STATUTORY AND OTHER INFORMATION

                                                                      YEAR ENDED
                                                                     31 DECEMBER
                                                                         2004
                                                                     -----------
                                                                          E
     Directors' emoluments                                             319,739
     Depreciation                                                      404,343
     Auditors' remuneration                                             13,737
     Research and development
     -   current year expenditure                                      721,023
     -   amortisation of deferred expenditure                           23,837

8    STAFF NUMBERS AND COST

     The average weekly number of employees during the year, analysed by category, was as follows:

                                                                      YEAR ENDED
                                                                     31 DECEMBER
                                                                         2004
                                                                     -----------
                                                                        NUMBER
     Production                                                           77
     Distribution                                                          7
     Sales                                                                10
     Research and development                                             11
     Administration                                                        8
                                                                         ---
                                                                         113
                                                                         ===

Sigma Wireless Technologies Limited

     The aggregate payroll costs of the employees were as follows:

                                                                      YEAR ENDED
                                                                     31 DECEMBER
                                                                         2004
                                                                     -----------
                                                                          E
     Wages and salaries                                               3,362,109
     Social welfare costs                                               339,066
     Other pension costs (note 23)                                      161,625
                                                                      ---------
                                                                      3,862,800
                                                                      =========

9    TAX ON LOSS ON ORDINARY ACTIVITIES

                                                                      YEAR ENDED
                                                                     31 DECEMBER
                                                                         2004
                                                                     -----------
                                                                          E
     (A) ANALYSIS OF CHARGE IN YEAR

     Corporation tax on loss on ordinary activities                     7,367
                                                                        =====

     (B) FACTORS AFFECTING TAX CHARGE IN YEAR

     The tax assessed for the year is higher than the standard rate of corporation tax in the Republic of Ireland. The differences are explained below:

                                                                      YEAR ENDED
                                                                     31 DECEMBER
                                                                         2004
                                                                     -----------
                                                                          E
     Loss on ordinary activities before tax                           (351,861)
                                                                      ========
     Loss on ordinary activities multiplied by the
     standard rate of corporation tax of 12.5%                         (43,983)

     Effects of:
     Expenses not deductible for tax purposes                            8,947
     Capital allowances in excess of depreciation                       (1,556)
     Unutilised losses                                                  38,314
     Income taxed at higher rates                                        3,125
     Higher tax rates on overseas earnings                               2,520
                                                                      --------
     Current tax charge for year                                         7,367
                                                                      ========

Sigma Wireless Technologies Limited

     (B) FACTORS AFFECTING TAX CHARGE IN YEAR (continued)

     Given the uncertainty over the existence of future taxable profits, a potential deferred tax asset of E644,213 primarily comprising of available tax losses forward has not been recognized at 31 December 2004. The total losses of E7,101,706 can be carried forward indefinitely in the Republic of Ireland.

     In the year ended 31 December 1999 the company claimed capital gains tax rollover relief in respect of the disposal of goodwill, the proceeds from which were applied in the acquisitions of qualifying assets. In the event that these qualifying assets are disposed of and the proceeds are not reinvested in the acquisition in replacement assets the capital gains tax liability deferred (E323,600) will crystallize.

10   INTANGIBLE FIXED ASSETS

                                                                          At
                                                                     31 DECEMBER
                                                                         2004
                                                                     -----------
                                                                          E
     DEVELOPMENT EXPENDITURE:
     At beginning of year                                              192,497
     Charged to profit and loss account                                (23,837)
     Expenditure capitalised during the year                            26,340
                                                                       -------
     AT END OF YEAR                                                    195,000
                                                                       =======

     The deferred development expenditure represents costs incurred on specific projects, the recoverability of which, in the opinion of the directors, can be foreseen with reasonable certainty.

Sigma Wireless Technologies Limited

9    TANGIBLE FIXED ASSETS - GROUP

                                    Freehold    Plant &       Test       Motor      Office
                          Land     Buildings   Machinery   equipment   vehicles   equipment   Computers     Total
                       ---------   ---------   ---------   ---------   --------   ---------   ---------   ---------
                           E           E           E           E           E          E          E            E
COST OR VALUATION
At beginning of year
-    at cost                  --          --   1,413,689   1,044,257   137,629     307,753     486,734    3,390,062
-    revaluation       1,187,897   1,860,611          --          --        --          --          --    3,048,508

Additions in year             --          --     171,398      24,546    54,450      48,168      41,828      340,390
Foreign exchange              --          --          --          --        (7)       (965)        (95)      (1,067)
AT END OF YEAR
-    AT COST                  --          --   1,585,087   1,068,803   192,072     354,956     528,467    3,729,385
-    AT VALUATION      1,187,897   1,860,611          --          --        --          --          --    3,048,508
                       ---------   ---------   ---------   ---------   -------     -------     -------    ---------
                       1,187,897   1,860,611   1,585,087   1,068,803   192,072     354,956     528,467    6,777,893
                       ---------   ---------   ---------   ---------   -------     -------     -------    ---------
DEPRECIATION
At beginning of year          --     248,508     852,735     618,349    85,890     201,455     314,085    2,321,022
Charge for year               --      42,941     188,750      59,012    35,524      26,233      51,883      404,343
Foreign exchange              --          --          --          --      (242)       (640)        (45)        (927)
                       ---------   ---------   ---------   ---------   -------     -------     -------    ---------
AT END OF YEAR                --     291,449   1,041,485     677,361   121,172     227,048     365,923    2,724,438
                       ---------   ---------   ---------   ---------   -------     -------     -------    ---------
NET BOOK VALUE
AT 31 DECEMBER 2004    1,187,897   1,569,162     543,602     391,442    70,900     127,908     162,544    4,053,455
                       =========   =========   =========   =========   =======     =======     =======    =========

     The net book value of tangible fixed assets includes an amount of E75,463 in respect of assets held under finance leases. The depreciation charge for the year on these assets amounted to E33,043. The land and buildings of the company were revalued by Lisney Property Services Limited, Chartered Surveyors, to an open market value basis reflecting existing use on 31 December 2003. The valuation was carried out in accordance with the SCS Appraisal Manual, which is the valuation manual pertaining in the Republic of Ireland.

Sigma Wireless Technologies Limited

12   STOCKS, NET OF PROVISIONS

                                                                  AT 31 DECEMBER
                                                                       2004
                                                                  --------------
                                                                        E
     Raw materials and consumables                                   1,905,766
     Work in progress                                                  257,258
     Finished goods and goods for resale                               102,138
                                                                     ---------
                                                                     2,265,162
                                                                     =========

     There are no material differences between the replacement cost of stocks and the balance sheet amounts.

13   DEBTORS

                                                                  AT 31 DECEMBER
                                                                       2004
                                                                  --------------
                                                                        E
     Trade debtors                                                   2,271,343
     Prepayments                                                       100,854
     Pension prepayment                                                 23,170
     VAT refundable                                                    151,746
     Amounts due from related parties (note 27)                        129,180
                                                                     ---------
                                                                     2,676,293
                                                                     =========

     All amounts fall due within one year.

14   CREDITORS: amounts falling due within one year

                                                                  AT 31 DECEMBER
                                                                       2004
                                                                  --------------
                                                                        E
     Bank overdraft                                                    653,055
     Trade creditors                                                 1,650,868
     Taxation and social welfare creditors (see below)                 251,432
     Accruals                                                        1,163,265
     Amounts owed to related parties (note 27)                         825,687
     Obligations under finance leases (note 16)                         34,131
                                                                     ---------
                                                                     4,578,438
                                                                     =========

     Analysis of taxation and social welfare creditors:
     Irish payroll taxes                                               243,830
     Corporation tax payable                                             7,602
                                                                     ---------
                                                                       251,432
                                                                     =========

Sigma Wireless Technologies Limited

15   CREDITORS: amounts falling due after one year

                                                                 AT 31 DECEMBER
                                                                      2004
                                                                 --------------
                                                                       E
     INBS loan                                                      2,300,000
     Obligations under finance leases (note 16)                        25,696
     Loans from shareholders                                           52,122
     Amounts owed to parent undertaking (note 27)                   2,197,756
                                                                    ---------
                                                                    4,575,574
                                                                    =========

     The loan from IBNS is secured by a debenture over the fixed assets of the company to specifically include a first legal charge over the land and buildings. The loan is for a period of 10 years at an initial rate of 4.95% variable.

16   OBLIGATIONS UNDER FINANCE LEASES

     The company and group had commitments under finance leases as follows:

                                                                  AT 31 DECEMBER
                                                                       2004
                                                                  --------------
                                                                        E
     Payable within one year                                          34,131
     Payable after one and before five years                          25,696
                                                                      ------
                                                                      59,827
                                                                      ======

17   FINANCE COST OF NON-EQUITY SHARES

                                                                  AT 31 DECEMBER
                                                                       2004
                                                                  --------------
                                                                        E
     525,000 3% cumulative redeemable preference shares
        of E1.269738 each                                             19,998
     250,000 7.95% cumulative redeemable preference shares
        of E1 each                                                    19,875
     200,000 7.95% cumulative redeemable 'A' preference shares
        of E1 each                                                    15,900
                                                                      ------
     FINANCE COSTS DEFERRED                                           55,773
                                                                      ======

     No dividends have been paid on the cumulative preference shares to date. The cumulative dividend due at 31 December 2004 is E261,534. This has been included in the non-equity portion of shareholders' funds.

Sigma Wireless Technologies Limited

18   SHARE CAPITAL

                                                                  AT 31 DECEMBER
                                                                       2004
                                                                  --------------
                                                                        E
     Authorised
     125,939 'A' ordinary shares of E1.269738 each                     159,910
     159,211 convertible ordinary shares of E1.269738 each             202,156
     525,000 3% cumulative redeemable preference shares
        of E1.269738 each                                              666,612
     250,000 7.95% cumulative redeemable preference shares
        of E1 each                                                     250,000
     200,000 7.95% cumulative redeemable "A" preference shares
        of E1 each                                                     200,000
                                                                     ---------
                                                                     1,478,678
                                                                     =========

                                                                  AT 31 DECEMBER
                                                                       2004
                                                                  --------------
                                                                        E
     Allotted, called up and fully paid
     125,939 'A' ordinary shares of E1.269738 each                     159,910
     159,211 convertible ordinary shares of E1.269738 each             202,156
     525,000 3% cumulative redeemable preference shares
        of E1.269738 each                                              666,612
     250,000 7.95% cumulative redeemable preference shares
        of E1 each                                                     250,000
     200,000 7.95% cumulative redeemable "A" preference shares
        of E1 each                                                     200,000
                                                                     ---------
                                                                     1,478,678
                                                                     =========

     On 2 April 2004, the issued share capital of the company was increased by the sum of E5,298 by the issue of 4,172 convertible ordinary shares of E1.269738 each.

     On 1 November 2004, the issued share capital of the company was increased by the sum of E20,263 by the issue of 15,959 convertible ordinary shares of E1.269738 each.

Sigma Wireless Technologies Limited

     NON - EQUITY SHARES

     At 31 December 2004, the non-equity shares are represented by 125,939 "A" ordinary shares, 525,000 3% cumulative redeemable preference shares, 250,000 7.95% redeemable preference shares of E1 each and 200,000 7.95% cumulate redeemable 'A' preference shares of E1 each.

     SUMMARY OF RIGHTS OF NON-EQUITY SHARES

     'A' Ordinary shares

     The 'A' ordinary shares have been issued to the trustees of a BES (Republic of Ireland government sponsored investment scheme) scheme. The entitlement of these shares to dividend payments rank pari-passu with the equity shares. There was an option agreement between Sigma Communications Group Limited and the trustees granting put and call options to transfer the shares held by the trustees, five years and one day from the date of allotment (31 December 1996). The trustees of the BES scheme exercised their option on 2 January 2002 to transfer the shares held at a purchase price of E10.384631 per share. The purchase price of E1,307,830 for the 125,939 'A' ordinary shares is due to be paid to the trustees in instalments, of which E576,968 has been repaid to date.

     Preference shares

     'A' Preference shares

     The holders of the 'A' preference shares, Enterprise Ireland (Republic of Ireland state agency), are entitled, to a fixed cumulative preference dividend at the rate of 7.95% per annum on the amount paid up thereon on the 'A' preference shares.

     Preference shares

     The holders of the preference shares, Enterprise Ireland (Republic of Ireland state agency), are entitled to a fixed cumulative preference dividend at rates of 3% and 7.95%, as applicable above, per annum on the amount paid up thereon on the preference shares.

     In the event of a winding up of the company the holders of the 'A' preference and preference shares will rank above the holders of the ordinary shares up to the arrears in dividend if any, whether declared or earned, and the capital value of the shares. The holders of these shares shall be entitled to receive notice of, attend, speak at, but not to vote at, general meetings of the company.

19   SHARE PREMIUM

                                                                  AT 31 DECEMBER
                                                                       2004
                                                                  --------------
                                                                        E
     Share premium at beginning of year                              1,027,923
     Arising on issue of shares                                        466,622
                                                                     ---------
     SHARE PREMIUM AT END OF YEAR                                    1,494,545
                                                                     =========

Sigma Wireless Technologies Limited

20   REVALUATION RESERVE

                                                                  AT 31 DECEMBER
                                                                       2004
                                                                  --------------
                                                                        E
     Revaluation reserve                                             1,786,073
                                                                     =========

     The revaluation reserve arose on the revaluation of property as referred to in note 11.

21   RECONCILIATION OF SHAREHOLDERS' FUNDS

                                                                  AT 31 DECEMBER
                                                                       2004
                                                                  --------------
                                                                        E
     Shareholders' funds at beginning of year                          (82,413)
     Loss for the financial year                                      (359,228)
     Transactions with shareholders
     Share capital issued including share premium                      492,183
     Foreign exchange                                                     (526)
                                                                    ----------
     SHAREHOLDERS' FUNDS AT END OF YEAR                                 50,016
                                                                    ==========

     Profit and loss account retained by:                                E

     Holding Company                                                (4,888,076)
     Subsidiaries                                                      178,796
                                                                    ==========

22   COMMITMENTS AND CONTINGENCIES

     CAPITAL COMMITMENTS

     The directors have neither approved nor contracted for any future capital commitments.

     Under the terms of the grant agreements in place between Sigma Wireless Technologies Limited and Enterprise Ireland (Republic of Ireland state agency), government grants amounting to E496,454 (2003: E496,454) could become repayable in the event that the company fails to comply with certain conditions set out in grant agreements. On 6 June 2005, E246,921 of this contingency expired.

     From time to time, the company is involved in other claims and legal actions, which arise in the normal course of business. Based on information currently available to the company, and legal advice, the directors believe such litigation will not, individually or in aggregate, have a material adverse effect on the financial statements and that the company is adequately positioned to deal with the outcome of any such litigation.

Sigma Wireless Technologies Limited

23   PENSIONS

     The company has continued to account for pensions in accordance with the accounting standard SSAP 24 and the disclosures given in (a) below are those required by that standard.

(A)  SSAP 24 DISCLOSURES

     Pensions for employees, including certain executive directors, are funded through an external pension scheme in the name of Sigma Communications Group Limited. The scheme is vested in independent trustees for the sole benefit of employees and their dependants. The group pays an annual contribution on behalf of its employees to the Sigma Communication Group Limited pension scheme. The contribution is based on an actuarial assessment of that scheme. The latest actuarial valuation was at 1 July 2004 using the "projected unit" method. The total pension contributions to this scheme by the company for the year were E152,148.

     At the date of the valuation, the market value of the assets of the Sigma Communications Group Limited Scheme was sufficient to cover 66% of the accrued liability, allowing for expected future increases in earnings. The scheme actuary has calculated that if the rate of 8.7% mentioned below is adopted, over time the estimated assets of the scheme would cover 100% of the estimated liabilities of the scheme. The actuarial report is not available for public inspection but the results are advised to members of the scheme.

     Under Irish GAAP, FRS 17 'Retirement Benefits' is only applicable for accounting periods beginning on or after 1 January 2005. Accordingly, there is no requirement at 31 December 2004 to include pension scheme surpluses or deficits on the balance sheet.

24   RECONCILIATION OF OPERATING LOSS TO NET CASH OUTFLOWS FROM OPERATING
     ACTIVITIES

                                                                     YEAR ENDED
                                                                     31 DECEMBER
                                                                        2004
                                                                     -----------
                                                                          E
     Operating loss                                                    (261,790)
     Depreciation                                                       404,343
     Amortisation of intangible assets                                   23,837
     Profit on disposal of fixed assets                                      --
     (Increase) in stock                                               (688,758)
     (Increase) in debtors                                             (800,382)
     (Decrease) in creditors                                           (759,292)
     Exchange difference                                                   (386)
                                                                     ----------
     Net cash outflow from operating activities                      (2,082,428)
                                                                     ==========

Sigma Wireless Technologies Limited

25   ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN THE CASH FLOW STATEMENTS

                                                                     YEAR ENDED
                                                                     31 DECEMBER
                                                                        2004
                                                                     -----------
                                                                          E
     RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
     Interest paid                                                      (85,895)
     Interest element of finance lease payments                          (4,176)
                                                                      ---------
     NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND SERVICING
        OF FINANCE                                                      (90,071)
                                                                      =========
     CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
     Purchase of tangible fixed assets                                 (295,690)
     Purchase of intangible fixed assets                                (26,340)
     Sale of tangible fixed assets                                           --
                                                                      ---------
     NET CASH OUTFLOW FROM CAPITAL EXPENDITURE AND FINANCIAL
        INVESTMENT                                                     (322,030)
                                                                      =========
     FINANCING
     Issue of share capital                                             492,183
     Repayment of shareholders' loans                                  (315,363)
     Debt due within one year - new loan                              2,300,000
     Capital element of finance leases                                  (17,486)
                                                                      ---------
     NET CASH INFLOW FROM FINANCING                                   2,459,334
                                                                      =========

Sigma Wireless Technologies Limited

26   ANALYSIS OF NET DEBT

                             AT 31                               AT 31
                           DECEMBER      CASH        OTHER     DECEMBER
                             2003        FLOW      NON CASH      2004
                           --------   ----------   --------   ----------
                               E           E           E           E
     Overdraft             (649,424)      (3,631)        --     (653,055)
     Cash at bank            56,595      (42,477)        --       14,118
                           --------   ----------    -------   ----------
                           (592,829)     (46,108)        --     (638,937)

     Shareholders' loans   (367,485)     315,363         --      (52,122)
     INBS loan                   --   (2,300,000)        --   (2,300,000)
     Finance leases         (32,613)      17,486    (44,700)     (59,827)
                           --------   ----------    -------   ----------
                           (992,927)  (2,013,259)   (44,700)  (3,050,886)
                           ========   ==========    =======   ==========

27   RELATED PARTY TRANSACTIONS

     The group had the following balances with related parties at the year end. These companies are under the common control of Michael J. McGinley and James A. Boyle who were directors and shareholders at year end.

     DEBTORS

                                                                          AT
                                                                     31 DECEMBER
                                                                         2004
                                                                     -----------
                                                                          E
     Finglas Technologies Limited                                      129,180
                                                                       =======

     CREDITORS: amounts falling due within one year

                                                                          AT
                                                                     31 DECEMBER
                                                                         2004
                                                                     -----------
                                                                          E
     Sigma Wireless Communications Limited                             825,687
                                                                       =======

Sigma Wireless Technologies Limited

     CREDITORS: amounts falling due after one year

     Loan from BMS Holdings Limited                                    2,197,756
                                                                       =========

     All related party balances are non interest bearing. Apart from the loan from BMS Holdings Limited, all balances are repayable on demand. The average balance during the year on the loan from BMS Holdings Limited was E2,458,641.

     During the year, the group had the following sales to related parties.

                                                                      YEAR ENDED
                                                                     31 DECEMBER
                                                                         2004
                                                                     -----------
                                                                          E
     Sigma Wireless Communications Limited                             156,849
                                                                       ========

     During the year the company had the following cross charges to group companies.

                                                                      YEAR ENDED
                                                                     31 DECEMBER
                                                                         2004
                                                                     -----------
                                                                          E
     Sigma Wireless Communications Limited                             399,975
                                                                       =======

28   POST BALANCE SHEET EVENTS

     On 4 July 2005, PCTEL, INC. acquired all of the outstanding share capital of Sigma Wireless Technologies Limited pursuant to a Share Acquisition Agreement.

Sigma Wireless Technologies Limited

29 SUMMARY OF DIFFERENCES BETWEEN IRISH AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

SIGNIFICANT DIFFERENCES

     The consolidated financial statements of the Group are prepared in accordance with generally accepted accounting principles ("GAAP") applicable in Ireland which differ significantly in certain respects from GAAP in the United States ("US"). These significant differences are described below:

(a)  Property revaluation

     Under Irish GAAP, tangible assets may be carried either at cost less depreciation, or at a subsequent valuation less depreciation in accordance with FRS 15. Under US GAAP, tangible assets must be carried at historical cost less depreciation. The revaluation recognized as part of the Group's land and buildings at December 31, 2004 under Irish GAAP would therefore be reversed under US GAAP. Similarly, depreciation expense charged on revaluation adjustments under Irish GAAP for the period ended December 31, 2004 would be reversed under US GAAP.

(b)  Intangible assets

     Under Irish GAAP, the Company capitalises development expenditures incurred on specific identifiable projects in accordance with SSAP No. 13, "Accounting for Research and Development" where recoverability can be foreseen with reasonable assurance. The capitalised amount is subsequently amortised in relation to the sales from such projects.

     Under US GAAP, SFAS No. 2, "Accounting for Research and Development Costs" requires that research and development costs are expensed as incurred. The net development asset recognized at December 31, 2004 under Irish GAAP would not have been recognized under US GAAP. Research and development expense charged under Irish GAAP during the period ended December 31, 2004 would not be materially different under US GAAP.

(c)  Deferred tax

     In 1999 the Group exited from the moulded antennae business and sold the related assets and goodwill to a third party. The sale of goodwill was subject to capital gains tax in Ireland; however the company claimed capital gains tax rollover relief, whereby after meeting certain conditions it was allowed to defer the payment of capital gains tax in respect of the sale of business assets such as goodwill because the proceeds from the sale were reinvested in new business assets.

Sigma Wireless Technologies Limited

29 SUMMARY OF DIFFERENCES BETWEEN IRISH AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

(c)  Deferred tax (continued)

     Rollover relief operates on a continuous basis. The Group applied the proceeds from the sale of the goodwill to acquiring plant and equipment used in its ongoing business. In the event that this plant and equipment are sold, rollover relief will continue to be available and the payment of capital gains tax in respect of the goodwill disposal is deferred if the proceeds from the sale are reinvested. In an ongoing business, rollover relief is a permanent deferral of the payment of the capital gains tax liability. Under Irish GAAP, there is no requirement to provide for a deferred tax liability related to the capital gains tax. In accordance with SFAS 109, under US GAAP the company would record a deferred tax liability, which cannot be offset by tax loss carryforwards and as such would be recognized at December 31, 2004.

(d)  Pensions

     The employees of the Group participate in the pension scheme operated by Sigma Communications Group Limited, which operates a multi-employer defined benefit scheme. Under Irish GAAP, pension costs for defined benefit plans are accounted for in accordance with SSAP No. 24, "Accounting for Pension Costs." Under SSAP 24 companies are not required to record their share of any surplus or deficit on the pension scheme in their financial statements. However, FRS No. 17 "Retirement Benefits" requires the recognition of the relevant surplus or deficit on the pension scheme for financial statements relating to accounting periods beginning on or after January 1, 2005. As disclosed in note 23 to the consolidated financial statements, prior to and for the year ended December 31, 2004 pension contributions made by the Group to the pension scheme were recorded as an expense for Irish GAAP; as allowed under SSAP 24 no amounts have been recorded on the balance sheet for any surplus or deficit of the scheme.

     In accordance with US GAAP defined benefit plans are accounted for in compliance with SFAS No. 87, "Employers' Accounting for Pensions." Under SFAS 87, where the accumulated benefit obligation (being the actuarial present value of benefits attributed by the pension to employee service rendered, based on current and past compensation levels) exceeds the fair value of plan assets, a liability must be recognized in the balance sheet. Under the Acquisition Agreement dated July 4, 2005 between PCTEL and the Group, PCTEL will assume the underlying assets and liabilities of the defined benefit scheme relating to the employees of the Group. An actuarial report has been obtained which determines the total pension liability assumed by PCTEL. Under US GAAP, the Group would have followed the requirements of SFAS 87 and recorded a pension liability on the balance sheet as of December 31, 2004.

(e)  Financial instruments

     Under Irish GAAP and in accordance with FRS No. 4, "Capital Instruments", all instruments that legally are shares are included in shareholders' funds even where they have characteristics that are more like those of liabilities.

     As of December 31, 2004, the Company has issued and outstanding 'A' ordinary shares, convertible ordinary shares and three classes of cumulative redeemable preference shares. The accounting and financial statement presentation for the 'A' ordinary shares and the cumulative redeemable preference shares differs between Irish and US GAAP as follows:

Sigma Wireless Technologies Limited

29 SUMMARY OF DIFFERENCES BETWEEN IRISH AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

     'A' Ordinary shares

     As discussed in Note 18 to the company's December 31, 2004 financial statements, the 'A' ordinary shares were originally issued to trustees of a Business Expansion Scheme ("BES"). There was an option agreement in relation to 125,939 'A' Ordinary Shares between Sigma Communications Group Limited, the ultimate parent of the Group, and the trustees granting put and call options to transfer the shares held by the trustees to the Group five years and one day from the date of allotment, December 31, 1996. This option to transfer the shares was exercised by the trustees on January 2, 2002 at a purchase price E1,307,830 or E10.384631 per share. The book value of the shares at that date was E1,187,833. Under Irish GAAP, as of 31 December 2004 and 2003 the book value of the shares was included as part of shareholders' equity in the consolidated financial statements. Under US GAAP, the book value of the shares would have been reclassified from shareholders' equity to liabilities as of the date of the option exercise, or January 2, 2002. In addition, the difference between the book value and fair value of the shares would have been recorded as an additional liability and expense under US GAAP.

     At December 31, 2004 E576,968 of the total option purchase price of E1,307,830 had been paid to the BES trustees via repurchase of shares by Sigma Communications Group Limited. Sigma Communications Group Limited held approximately 44% of the total shares issued and outstanding. These share purchases have not resulted in any changes to the Group's consolidated financial statements under Irish GAAP. Under US GAAP, the purchase of the Group's shares by its parent would result in a reduction of the original liability recorded at January 2, 2002 of E1,307,830 by the amount of repurchases, or E576,968, reflecting a liability of E730,862 as of December 31, 2004. The amount paid by the parent of E576,968 would be reflected as a contribution to shareholders' equity in the Group's consolidated financial statements under US GAAP.

     Preference shares

     Under Irish GAAP and in accordance with FRS No. 4 "Capital Instruments", preferred shares meet the definition of Capital Instruments and are included as part of shareholder funds. All classes of the preference shares outstanding at December 31, 2004 are mandatorily redeemable for cash between July 2007 and 2009 and accordingly under US GAAP, SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" these instruments would be classified as liabilities. Further, cumulative unpaid dividends entitled to the holders of all classes of preference shares have not been recorded under Irish GAAP because the company has insufficient distributable profits to pay the dividends. Cumulative unpaid dividends at December 31, 2004 would also be recorded and classified as liabilities under US GAAP. Amounts recorded as liabilities for cumulative unpaid dividends would be recorded as interest expense under US GAAP.

Sigma Wireless Technologies Limited

29 SUMMARY OF DIFFERENCES BETWEEN IRISH AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

(f)  Revenue Recognition

     Under Irish GAAP, goods are deemed to have been sold to customers and revenue is recognized when the customer has access to the significant benefits inherent in the goods and exposure to the risks inherent in those benefits, which generally occurs when goods are shipped. The company's customer contracts may include requirements to perform testing on shipped goods prior to customers accepting the goods, which does not necessarily preclude revenue recognition under Irish GAAP. For the year ended December 31, 2004, the company did not have any arrangements with customers containing multiple deliverables as it sells antenna equipment that does not require significant customization or installation.

     Under US GAAP, the company would be required to consider the guidance in Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition" and other US GAAP revenue recognition literature including but not limited to Emerging Issues Task Force No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables" and Concepts statements issued by the US Financial Accounting Standards Board ("FASB"). Revenue generally should be recognized when all of the following has occurred: persuasive evidence of an arrangement exists, generally in writing; delivery has occurred or services have been rendered; the price is fixed or determinable; and collection of the price is reasonably assured.

     The company does not believe there would be any adjustments required under US GAAP related to revenue recognition for the year ended December 31, 2004 other than for one bill and hold arrangement entered into in 2004. This arrangement did not meet the criteria for revenue recognition under US GAAP because delivery was deemed not to have occurred by December 31, 2004. This arrangement is not customary for the company. Revenue and associated cost of sales were recognized under Irish GAAP. Under US GAAP the revenue and costs would be reversed and recognized at the time all revenue recognition criteria, including delivery, are deemed to have been met.

(g)  Cash flows

     In accordance with Irish GAAP, the company complies with FRS No. 1 (revised), "Cash Flow Statements." Its objectives and principles are similar to those set out in SFAS No. 95, "Statement of Cash Flows." The principal difference between the standards is in respect to classification. Under FRS 1, the Company has presented its cash flows for (a) operating activities; (b) returns on investment and servicing of finance; (c) taxation; (d) capital expenditure; and (e) financing activities. SFAS 95 requires only three categories of cash flow activities, (a) operating; (b) investing; and (c) financing. Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 are included as operating activities under SFAS 95.


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

Sigma Wireless Technologies Limited

Notes (continued)

29 SUMMARY OF DIFFERENCES BETWEEN IRISH AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

(h)  Disclosure of accounting policy

     Under FRS 1, cash is defined as cash in hand and deposits receivable on demand, less overdrafts payable on demand. Cash equivalents are not included but are dealt with in liquid resources and financing. Under SFAS 95, cash excludes overdrafts repayable on demand and changes in the balances of overdrafts are classified as financing cash flows rather than being included within cash and cash equivalents.

30   APPROVAL OF FINANCIAL STATEMENTS

     The directors approved the financial statements on 16 September 2005.


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